Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2024 Financial Results

Reports 24% YoY ARR Growth and Strong Year-to-Date Free Cash Flow

Delivers Outperformance Across All Third Quarter Guided Metrics

SAN JOSE, Calif. – May 29, 2024 – Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its third quarter ended April 30, 2024.

“We delivered solid third quarter results reflecting disciplined execution and the strength of our business model,” said Rajiv Ramaswami, President and CEO of Nutanix. “Our recent announcements around modern applications, generative AI and partnerships reflect our continued focus on driving innovation and broadening our partnerships to further enhance the value proposition of Nutanix Cloud Platform.”

“Our third quarter results demonstrated a good balance of top and bottom line performance with 24% year-over-year ARR growth and strong year-to-date free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We remain focused on delivering sustainable, profitable growth.”

Third Quarter Fiscal 2024 Financial Summary

	Q3 FY’24	Q3 FY’23	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$288.9 million	$239.8 million	20%
Annual Recurring Revenue (ARR)[2]	$1.82 billion	$1.47 billion	24%
Average Contract Duration[3]	3.0 years	3.0 years	0.0 year
Revenue	$524.6 million	$448.6 million	17%
GAAP Gross Margin	84.8%	81.6%	320 bps
Non-GAAP Gross Margin	86.5%	84.0%	250 bps
GAAP Operating Expenses	$456.5 million	$424.8 million	7%
Non-GAAP Operating Expenses	$380.4 million	$359.8 million	6%
GAAP Operating Loss	$(11.6) million	$(58.6) million	$47.0 million
Non-GAAP Operating Income	$73.3 million	$17.2 million	$56.1 million

GAAP Operating Margin	(2.2)%	(13.1)%	10.9% pts
Non-GAAP Operating Margin	14.0%	3.8%	10.2% pts
Net Cash Provided by Operating Activities	$96.4 million	$74.5 million	$21.9 million
Free Cash Flow	$78.3 million	$52.7 million	$25.6 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

●
Nutanix held its annual .NEXT conference in Barcelona on May 21 - 23, and made the following announcements in conjunction at the event:
○
Nutanix Accelerates Enterprise Adoption of Generative AI: Nutanix announced the Nutanix AI Partner Program, aimed at bringing together generative AI (GenAI) applications on top of Nutanix Cloud Platform and GPT-in-a-Box. Additionally, Nutanix announced GPT-in-a-Box 2.0, which will deliver expanded NVIDIA GPU and LLM support, along with simplified foundational model management and integrations with NVIDIA NIMs and the Hugging Face LLM Library.
○
Nutanix and NVIDIA Collaborate to Accelerate Enterprise AI Adoption: Integration will bring together Nutanix’s automated and secure enterprise AI platform with NVIDIA’s access to performant state-of-the-art AI models.
○
Nutanix and Dell Technologies Collaborate on New Joint Solutions for Hybrid Multicloud: The enhanced partnership will include Dell Resell, the ability to purchase Nutanix Cloud Platform software tightly integrated with Dell servers directly from Dell, and Support for Storage, in which Nutanix Cloud Platform will be able to run in existing IP-based 3-Tier environments utilizing Dell’s PowerFlex storage.
○
Nutanix Simplifies Management and Operations of Kubernetes Clusters Anywhere to Speed Innovation: Nutanix announced the Nutanix Kubernetes® Platform (NKP) to simplify management of container-based modern applications using Kubernetes across hybrid multicloud environments.
○
Nutanix Widens Coverage for Cloud Native Users With Expanded Project Beacon: Nutanix announced that it is expanding the scope of Project Beacon to include cloud native block and file storage services, providing developers of modern applications access to the same data and storage services no matter where they choose to deploy.
○
Nutanix Accelerates Hypervisor Innovation to Drive Enterprise Modernization: Nutanix announced new Nutanix AHV features and a simplified platform certification path, expanding hardware compatibilities and delivering efficient customer adoption options.
○
Nutanix and EDB Partner to Deliver a Modern Data Platform: With EDB on Nutanix Database Service, joint customers can accelerate their adoption of PostgreSQL to support transactional, analytical, and AI applications at scale.
○
Nutanix Adds Power Monitoring to Help Customers Track Sustainability Progress: Nutanix announced new capabilities in Nutanix Cloud Platform that will deliver visibility of the power consumption of a Nutanix environment.
●
Nutanix Study Finds AI, Security, and Sustainability Are Major Drivers for IT Modernization: Nutanix announced the findings of its sixth annual Enterprise Cloud Index (ECI) survey and research report, which measures global enterprise progress with cloud adoption.
●
Wipro Expands Partnership with Nutanix to Launch a New Nutanix Business Unit: The new business unit will empower mutual clients to accelerate digital transformation, and hybrid multicloud innovation.

Fourth Quarter Fiscal 2024 Outlook

ACV Billings	$295 - $305 million
Revenue	$530 - $540 million
Non-GAAP Gross Margin	85% to 86%
Non-GAAP Operating Margin	9% to 10%
Weighted Average Shares Outstanding (Diluted)[4]	Approximately 302 million

Fiscal 2024 Outlook

ACV Billings	$1.12 - $1.13 billion
Revenue	$2.13 - $2.14 billion
Non-GAAP Gross Margin	~86%
Non-GAAP Operating Margin	~15%
Free Cash Flow	$520 - $540 million

Supplementary materials to this press release, including our third quarter fiscal 2024 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s third quarter fiscal 2024 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for life-of-device contracts that do not have a specified term. Excludes amounts related to professional services and hardware. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all subscription contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Excludes all life-of-device contracts.

3Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), costs related to the impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, gains on divestitures, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Duration, so we have not reconciled the ACV Billings, ARR, or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our fourth quarter fiscal 2024 outlook and/or our fiscal 2024 outlook: non-GAAP gross margin, non-GAAP operating margin, and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, our fourth quarter fiscal 2024 outlook, and our fiscal 2024 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; the impact of a pandemic or major public health concern; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2023 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2024, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances. Certain products and features or functionalities described herein, including with respect to Nutanix GPT-in-a-Box 2.0 and its integrations with third party product and services, support for NVIDIA GPU Direct and NX-9151, the new joint solutions from Nutanix and Dell, functionality and features contemplated by Project Beacon, new AHV server capabilities, AHV Metro multi-site DR, and the power consumption dashboard, remain in varying stages of development and will be offered on a when-and-if-available basis. The development, release, and timing of any such products, features or functionalities are subject to change. Nutanix will not have any liability for any failure to deliver or delay in the delivery of any such products, features or functionalities.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running apps and data across clouds. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2024 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. (“Nutanix”) in the United States and other countries. Other brand names or marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release is for informational purposes only and nothing herein constitutes a warranty or other binding commitment by Nutanix. This release may contain express and implied forward-looking statements, which are not historical facts and are instead based on Nutanix’s current expectations, estimates and beliefs. The accuracy of such statements involves risks and uncertainties and depends upon future events, including those that may be beyond Nutanix’s control, and actual results may differ materially and adversely from those anticipated or implied by such statements. Any forward-looking statements included herein speak only as of the date hereof and, except as required by law, Nutanix assumes no obligation to update or otherwise revise any of such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Lia Bigano

pr@nutanix.com

NUTANIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	July 31, 2023	April 30, 2024
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$512,929	$598,027
Short-term investments	924,466	1,053,354
Accounts receivable, net	157,251	225,301
Deferred commissions—current	120,001	148,435
Prepaid expenses and other current assets	147,087	114,123
Total current assets	1,861,734	2,139,240
Property and equipment, net	111,865	114,785
Operating lease right-of-use assets	93,554	96,895
Deferred commissions—non-current	237,990	204,357
Intangible assets, net	4,893	6,019
Goodwill	184,938	185,235
Other assets—non-current	31,941	28,393
Total assets	$2,526,915	$2,774,924
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,928	$40,286
Accrued compensation and benefits	143,679	173,339
Accrued expenses and other current liabilities	109,269	22,486
Deferred revenue—current	823,665	923,559
Operating lease liabilities—current	29,567	23,884
Total current liabilities	1,136,108	1,183,554
Deferred revenue—non-current	771,367	823,891
Operating lease liabilities—non-current	68,940	79,028
Convertible senior notes, net	1,218,165	1,271,966
Other liabilities—non-current	39,754	35,945
Total liabilities	3,234,334	3,394,384
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,930,668	4,086,671
Accumulated other comprehensive loss	(5,171)	(3,703)
Accumulated deficit	(4,632,922)	(4,702,434)
Total stockholders’ deficit	(707,419)	(619,460)
Total liabilities and stockholders’ deficit	$2,526,915	$2,774,924

NUTANIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands, except per share data)
Revenue:
Product	$212,507	$255,465	$671,619	$802,047
Support, entitlements and other services	236,074	269,112	697,066	798,817
Total revenue	448,581	524,577	1,368,685	1,600,864
Cost of revenue:
Product (1)(2)	12,430	8,469	40,452	28,105
Support, entitlements and other services (1)	69,999	71,150	211,277	215,029
Total cost of revenue	82,429	79,619	251,729	243,134
Gross profit	366,152	444,958	1,116,956	1,357,730
Operating expenses:
Sales and marketing (1)(2)	229,261	245,901	695,271	717,926
Research and development (1)	143,016	159,220	434,760	471,596
General and administrative (1)	52,515	51,425	182,728	148,457
Total operating expenses	424,792	456,546	1,312,759	1,337,979
(Loss) income from operations	(58,640)	(11,588)	(195,803)	19,751
Other (expense) income, net	(7,168)	659	(30,696)	(2,520)
(Loss) income before provision for income taxes	(65,808)	(10,929)	(226,499)	17,231
Provision for income taxes	5,161	4,687	14,774	15,905
Net (loss) income	$(70,969)	$(15,616)	$(241,273)	$1,326
Net (loss) income per share attributable to Class A common stockholders, basic	$(0.30)	$(0.06)	$(1.04)	$0.01
Net (loss) income per share attributable to Class A common stockholders, diluted	$(0.30)	$(0.06)	$(1.04)	$0.05
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic	234,735	245,766	231,702	243,688
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, diluted	234,735	245,766	231,702	297,055

(1)
Includes the following stock-based compensation expense:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$1,831	$1,576	$6,103	$5,201
Support, entitlements and other services cost of revenue	6,565	6,391	20,083	20,690
Sales and marketing	19,383	18,901	63,425	61,110
Research and development	32,003	38,719	107,116	117,664
General and administrative	13,126	16,705	42,426	47,594
Total stock-based compensation expense	$72,908	$82,292	$239,153	$252,259

(2)
Includes the following amortization of intangible assets:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$2,438	$766	$7,779	$2,626
Sales and marketing	169	99	716	218
Total amortization of intangible assets	$2,607	$865	$8,495	$2,844

NUTANIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended April 30,
	2023	2024
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(241,273)	$1,326
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	59,078	54,986
Stock-based compensation	239,153	252,259
Amortization of debt discount and issuance costs	31,767	33,738
Operating lease cost, net of accretion	27,065	24,009
Early exit of lease-related assets	(1,109)	—
Non-cash interest expense	14,772	15,143
Other	(6,275)	(14,117)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,768)	(49,669)
Deferred commissions	16,919	5,199
Prepaid expenses and other assets	(33,858)	37,588
Accounts payable	(5,106)	10,326
Accrued compensation and benefits	2,356	29,660
Accrued expenses and other liabilities	53,451	(83,857)
Operating leases, net	(30,134)	(22,394)
Deferred revenue	92,056	134,037
Net cash provided by operating activities	214,094	428,234
Cash flows from investing activities:
Maturities of investments	722,983	625,519
Purchases of investments	(711,253)	(740,034)
Payments for acquisitions, net of cash acquired	—	(4,500)
Purchases of property and equipment	(52,603)	(54,813)
Net cash used in investing activities	(40,873)	(173,828)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	23,268	50,660
Taxes paid related to net share settlement of equity awards	(10,214)	(111,620)
Repayment of convertible notes	(145,704)	—
Repurchases of common stock	—	(106,131)
Payment of finance lease obligations	(3,711)	(2,928)
Net cash used in financing activities	(136,361)	(170,019)
Net increase in cash, cash equivalents and restricted cash	$36,860	$84,387
Cash, cash equivalents and restricted cash—beginning of period	405,862	515,771
Cash, cash equivalents and restricted cash—end of period	$442,722	$600,158
Restricted cash (1)	2,804	2,131
Cash and cash equivalents—end of period	$439,918	$598,027
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$21,578	$20,938
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$16,214	$983

(1)
Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Total revenue	$448,581	$524,577	$1,368,685	$1,600,864
Change in deferred revenue	13,333	32,708	92,056	134,037
Total billings	$461,914	$557,285	$1,460,741	$1,734,901

Disaggregation of Revenue and Billings

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$417,516	$486,620	$1,271,388	$1,498,081
Professional services revenue	22,101	26,240	67,821	74,083
Other non-subscription product revenue	8,964	11,717	29,476	28,700
Total revenue	$448,581	$524,577	$1,368,685	$1,600,864
Disaggregation of billings:
Subscription billings	$428,959	$515,920	$1,364,752	$1,617,593
Professional services billings	23,991	29,648	66,513	88,608
Other non-subscription product billings	8,964	11,717	29,476	28,700
Total billings	$461,914	$557,285	$1,460,741	$1,734,901

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

•
Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
•
Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes $8.4 million and $27.0 million of non-portable software revenue for the three and nine months ended April 30, 2023, respectively, $11.1 million and $26.3 million of non-portable software revenue for the three and nine months ended April 30, 2024, respectively, $0.6 million and $2.5 million of hardware revenue for the three and nine months ended April 30, 2023, respectively, and $0.6 million and $2.4 million of hardware revenue for the three and nine months ended April 30, 2024, respectively.

•
Non-portable software revenue — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
•
Hardware revenue — In transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Contract Value Billings and Annual Recurring Revenue

(Unaudited)

	As of and for the Three Months Ended April 30,		As of and for the Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$239,810	$288,851	$698,378	$861,870
Annual Recurring Revenue (ARR)	$1,467,178	$1,820,207	$1,467,178	$1,820,207

Reconciliation of GAAP to Non-GAAP Profit Measures

(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended April 30, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended April 30, 2024
	(in thousands, except percentages and per share data)
Gross profit	$444,958	$7,967	$766	$—	$—	$—	$—	$453,691
Gross margin	84.8%	1.6%	0.1%	—	—	—	—	86.5%
Operating expenses:
Sales and marketing	245,901	(18,901)	(99)	—	—	—	—	226,901
Research and development	159,220	(38,719)	—	—	—	—	—	120,501
General and administrative	51,425	(16,705)	—	(1,707)	—	—	—	33,013
Total operating expenses	456,546	(74,325)	(99)	(1,707)	—	—	—	380,415
(Loss) income from operations	(11,588)	82,292	865	1,707	—	—	—	73,276
Operating margin	(2.2)%	15.7%	0.2%	0.3%	—	—	—	14.0%
Net (loss) income	$(15,616)	$82,292	$865	$1,707	$(110)	$16,876	$(764)	$85,250
Weighted shares outstanding, basic	245,766							245,766
Weighted shares outstanding, diluted (7)	245,766							301,860
Net (loss) income per share, basic	$(0.06)	$0.33	$-	$0.01	$-	$0.07	$-	$0.35
Net (loss) income per share, diluted	$(0.06)							$0.28

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Litigation-related costs
(4)
Other
(5)
Amortization of debt discount and issuance costs and interest expense related to the convertible senior notes
(6)
Income tax effect primarily related to stock-based compensation expense
(7)
Includes 56,094 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2024	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2024
	(in thousands, except percentages and per share data)
Gross profit	$1,357,730	$25,891	$2,626	$—	$—	$—	$—	$—	$1,386,247
Gross margin	84.8%	1.6%	0.2%	—	—	—	—	—	86.6%
Operating expenses:
Sales and marketing	717,926	(61,110)	(218)	194	—	—	—	—	656,792
Research and development	471,596	(117,664)	—	—	—	—	—	—	353,932
General and administrative	148,457	(47,594)	—	—	(1,755)	(225)	—	—	98,883
Total operating expenses	1,337,979	(226,368)	(218)	194	(1,755)	(225)	—	—	1,109,607
Income from operations	19,751	252,259	2,844	(194)	1,755	225	—	—	276,640
Operating margin	1.2%	15.8%	0.2%	—	0.1%	—	—	—	17.3%
Net income	$1,326	$252,259	$2,844	$(194)	$1,755	$925	$49,874	$(313)	$308,476
Weighted shares outstanding, basic	243,688								243,688
Weighted shares outstanding, diluted (8)	297,055								297,055
Net income per share, basic	$0.01	$1.04	$0.01	$-	$0.01	$-	$0.20	$-	$1.27
Net income per share, diluted (9)	$0.05								$1.04

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Restructuring charges (reversals)
(4)
Litigation-related costs
(5)
Other
(6)
Amortization of debt discount and issuance costs and interest expense related to the convertible senior notes
(7)
Income tax effect primarily related to stock-based compensation expense
(8)
Includes 53,367 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans
(9)
In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $12,749 of interest expense, net of tax, related to the convertible senior notes

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2023	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2023
	(in thousands, except percentages and per share data)
Gross profit	$366,152	$8,396	$2,438	$—	$—	$—	$376,986
Gross margin	81.6%	1.9%	0.5%	—	—	—	84.0%
Operating expenses:
Sales and marketing	229,261	(19,383)	(169)	—	—	—	209,709
Research and development	143,016	(32,003)	—	—	—	—	111,013
General and administrative	52,515	(13,126)	—	(314)	—	—	39,075
Total operating expenses	424,792	(64,512)	(169)	(314)	—	—	359,797
(Loss) income from operations	(58,640)	72,908	2,607	314	—	—	17,189
Operating margin	(13.1)%	16.2%	0.6%	0.1%	—	—	3.8%
Net (loss) income	$(70,969)	$72,908	$2,607	$314	$16,188	$669	$21,717
Weighted shares outstanding, basic	234,735						234,735
Weighted shares outstanding, diluted (6)	234,735						282,362
Net (loss) income per share, basic	$(0.30)	$0.31	$0.01	$-	$0.07	$-	$0.09
Net (loss) income per share, diluted	$(0.30)						$0.08

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Litigation settlement accrual and legal fees
(4)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)
Income tax effect primarily related to stock-based compensation expense
(6)
Includes 47,627 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Nine Months Ended April 30, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Nine Months Ended April 30, 2023
	(in thousands, except percentages and per share data)
Gross profit	$1,116,956	$26,186	$7,779	$—	$230	$—	$—	$—	$1,151,151
Gross margin	81.6%	1.9%	0.6%	—	—	—	—	—	84.1%
Operating expenses:
Sales and marketing	695,271	(63,425)	(716)	—	(3,283)	—	—	—	627,847
Research and development	434,760	(107,116)	—	—	(1,661)	—	—	—	325,983
General and administrative	182,728	(42,426)	—	(1,726)	(129)	(38,499)	—	—	99,948
Total operating expenses	1,312,759	(212,967)	(716)	(1,726)	(5,073)	(38,499)	—	—	1,053,778
(Loss) income from operations	(195,803)	239,153	8,495	1,726	5,303	38,499	—	—	97,373
Operating margin	(14.3)%	17.5%	0.6%	0.1%	0.4%	2.8%	—	—	7.1%
Net (loss) income	$(241,273)	$239,153	$8,495	$1,726	$5,303	$38,499	$47,805	$1,716	$101,424
Weighted shares outstanding, basic	231,702								231,702
Weighted shares outstanding, diluted (8)	231,702								279,238
Net (loss) income per share, basic	$(1.04)	$1.02	$0.04	$0.01	$0.02	$0.17	$0.21	$0.01	$0.44
Net (loss) income per share, diluted	$(1.04)								$0.36

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Costs related to early exit of existing leases
(4)
Restructuring charges
(5)
Litigation settlement accrual and legal fees
(6)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)
Income tax effect primarily related to stock-based compensation expense
(8)
Includes 47,536 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2023	2024	2023	2024
	(in thousands)
Net cash provided by operating activities	$74,497	$96,353	$214,094	$428,234
Purchases of property and equipment	(21,831)	(18,029)	(52,603)	(54,813)
Free cash flow	$52,666	$78,324	$161,491	$373,421

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Lia Bigano

pr@nutanix.com